Exhibit 99.l2
Minnesota Life Insurance Company Power of Attorney
To Sign Registration Statements
WHEREAS, Minnesota Life Insurance Company (”Minnesota Life”) has filed or will cause to be filed certain registration statements under the Securities Act of 1933 and/or the Investment Company Act of 1940, and
WHEREAS, Variable Fund D (”Fund D”) (2-29624 and 2-89208) is a separate account of Minnesota Life registered as a unit investment trust under the Investment Company Act of 1940 offering variable annuity contracts registered under the Securities Act of 1933, and
WHEREAS, Variable Annuity Account (”Variable Annuity Account”) (2-97564, 33-12333, 33-80788, 333-79069, 333-79049, 333-91784, 33-62147, 333-111067, 333-136242, 333-140230, 333-182763, 333-189593, 333-212515 and 333-233295) is a separate account of Minnesota Life registered as a unit investment trust under the Investment Company Act of 1940 offering variable annuity contracts registered under the Securities Act of 1933, and
WHEREAS, Minnesota Life Variable Life Account (”Variable Life Account”) (33-3233, 33-64395, 333-96383, 333-109853 and 333- 120704) is a separate account of Minnesota Life registered as a unit investment trust under the Investment Company Act of 1940 offering variable adjustable life insurance policies registered under the Securities Act of 1933, and
WHEREAS, Minnesota Life Variable Universal Life Account (”Variable Universal Life Account”) (33-85496) is a separate account of Minnesota Life registered as a unit investment trust under the Investment Company Act of 1940 offering group and individual variable universal life insurance policies registered under the Securities Act of 1933, and
WHEREAS, Minnesota Life Individual Variable Universal Life Account (”Individual Variable Universal Life Account”) (333- 144604, 333-148646, 333-183590, 333-198279, and 333-266437) is a separate account of Minnesota Life registered as a unit investment trust under the Investment Company Act of 1940 offering individual variable universal life insurance policies registered under the Securities Act of 1933, and
WHEREAS, Minnesota Life has filed a Registration Statement under the Securities Act of 1933 for a new annuity product, 333- 282641 AccumuLink Advance registered index-linked annuity.
NOW THEREFORE, We, the undersigned Directors and Officers of Minnesota Life, do hereby appoint Renee D. Montz as Director and Attorney-In-Fact for the purpose of signing her name on our behalf as Director and Attorney-In-Fact of Minnesota Life and filing with the Securities and Exchange Commission Registration Statements, or any amendment thereto, for the purpose of: a) registering contracts and policies of Fund D, the Variable Annuity Account, the Variable Life Account, Variable Universal Life Account, and Individual Variable Universal Life Account for sale by those entities and Minnesota Life under the Securities Act of 1933; b) registering Fund D, the Variable Annuity Account, the Variable Life Account, Variable Universal Life Account and Individual Variable Universal Life Account as unit investment trusts under the Investment Company Act of 1940; and (c) filing Registration Statements for new annuity products under the Securities Act of 1933, including the AccumuLink Advance annuity, and any amendments thereto.
Signature	Title	Date
/s/Christopher M. Hilger	Chairman of the Board, President and Chief Executive Officer	April 18, 2025
/s/Mary K. Brainerd	Director	April 18, 2025
/s/Robert J. Ehren	Director	April 18, 2025
/s/Benjamin G.S. Fowke, III	Director	April 18, 2025
/s/Sara H. Gavin	Director	April 18, 2025
/s/Eric B. Goodman	Director	April 18, 2025
/s/James P. Kolar	Director	April 18, 2025

Signature	Title	Date
/s/Renee D. Montz	Director	April 18, 2025
/s/Trudy A. Rautio	Director	April 18, 2025
/s/Susan M. Reibel	Director	April 18, 2025
/s/Warren J. Zaccaro	Director	April 18, 2025